U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2004

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2004 American Science and Engineering, Inc., announced that the Company entered into a material definitive agreement.  A copy of the Press Release issued on September 1, 2004 regarding the agreement is filed as Exhibit Number 99.1

EXHIBITS.

Exhibit Number	Description

99.1	Press Release dated September 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 1, 2004                                                                                                                                                                  AMERICAN SCIENCE AND ENGINEERING, INC.

By: /s/ Anthony R. Fabiano
Anthony R. Fabiano
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated September 1, 2004 regarding material definitive agreement.